Exhibit 10.17
                                                                   -------------


                               AMENDMENT TO LEASE

         This Amendment to Lease,  dated for reference purposes only, October 3,
1996,  between  Golkar   Enterprises,   Ltd.,  Lessor  and  Motorcar  Parts  and
Accessories, Inc., Lessee, who agree as follows:

         1.  Recitals:  This  Amendment  to Lease is made with  reference to the
             --------
following facts and objectives:

             a. Lessor and Lessee entered into a written Lease (the "Lease") dated September 19, 1995, whereby Lessor leased to Lessee an approximately 79,708 square foot portion of a larger building commonly known as 2931 California Street, Torrance, California 90503;

             b.     Lessee   desires  to  expand  the  leased  Premises  to  add
approximately 147,600 square feet commonly known as 2929 California Street (the "additional space") and extend the term through March 31, 2002.

         2.  Additions to Leased Premises:  Commencing  December 1, 1996, Lessee
             -----------------------------
shall take possession of an approximately 22,700 square foot portion of the 147,600 square feet of the additional space. Commencing April 1, 1997, Lessee shall take possession of the balance of the space resulting in a total leased Premises of approximately 227,368 square feet and parking as described in Exhibit "A" - 325 spaces.

         3.  Term: The Term of the Lease is extended through March 31, 2002.
             -----

         4.  Base Rent:  Commencing  December 1, 1996  monthly Base Rent will be
             ---------
the following:

         79,708 square feet                     $21,000
         22,700 square feet                       6,015
                                                -------
                                                $27,015

Commencing April 1, 1997, and continuing through September 30, 1999, base rent on the entire 227,368 square feet will be $60,252.00 per month. From October 1, 1999 through March 31, 2002, Base Rent shall be $64,771.00 per month.

         5.  Security  Deposit:  Lessee's present security deposit of $17,000.00
             -----------------
shall be increased to $60,252.00, bearing interest at 7 1/4% per annum with accrued interest earned on said deposit payable to Lessee on April 1, of each year of the lease term or any extension thereof.

         6.  Condition  of  Additional  Space:  The  additional  space  shall be
             --------------------------------
delivered in broom clean condition with all systems in good working order as described in Paragraph 2.2 of the Lease. Lessor warrants that these systems remain in good working order for six (6) months after April 1, 1997. In addition, the roof shall be in a water-tight condition.

         7.  Non-Disturbance Agreement:  Concurrently with the execution of this
             -------------------------
Amendment to Lease, Lessor will use its best efforts to obtain a Non-Disturbance Agreement from Lessor's mortgage holder existing at that time or any future time in which the Lease is in effect.

         8.  Tenant Improvements: Lessor, at Lessor's sole cost and expense will
             -------------------
do the modifications described in Exhibit "B" commencing April 1, 1997. Lessor and Lessee agree to cooperate in facilitating the completion of such improvements inasmuch as Lessee will be in possession of the Premises during the time the work is being performed.

         9.  Right  to  Sublease  or  Assign.  Lessee  shall  have the right to
             -------------------------------
sublease all or any portion of the Premises, or assign its rights under the Lease, subject to Lessor's prior consent, which shall not be unreasonably withheld. Lessee shall have the right to sublease all or any portion of the Premises, or assign all of the Premises, to any parent, subsidiary and/or affiliate.

         10.  Options to Extend  Term.  If this Lease has not been  cancelled or
              ------------------------
terminated prior to March 31, 2002, and if the Lessee is at the time of exercise and through March 31, 2002, in possession of the Premises and is not at the time of exercise and through March 31, 2002 in default of any of terms, covenants or conditions of this Lease, Lessee is hereby granted two (2) options to extend the Term of this Lease for two (2) additional terms of five (5) years each from and after March 31, 2002; provided that Lessee gives written notice to Lessor of the exercise of each option of extension at least one hundred twenty (120) days prior to the expiration of the preceding Term. The terms and conditions of the Lease during the extended five (5) year option periods shall be the same as herein contained, except that the monthly Base Rent shall be increased to ninety-five percent (95%) of the then prevailing fair rental value as of the commencement date of each option period, which shall be mutually agreed upon by Lessor and Lessee, if possible. However, no reevaluation shall result in a rental rate less than that established for the prior rental period. In the event that Lessor and Lessee cannot mutually agree upon the then prevailing fair rental value of the Premises, the determination of the fair rental value as of the commencement date of each option period shall be based upon an appraisal by an S.I.R. broker or an M.A.I. appraiser acceptable to both Lessor and Lessee to the Los Angeles Chapter of the American Arbitration Association. All costs and fees of said broker or of the American Arbitration Association shall be borne equally by Lessor and Lessee. The fair rental value shall be increased during the second thirty (30) months of each five (5) year extended term, the amount of such increases to be agreed upon at the time the fair rental value is established.

         Except as expressly set forth herein, all other terms and conditions of the Lease shall remain unaffected by this Amendment, and are hereby ratified and affirmed.

GOLKAR ENTERPRISES, LTD.                      MOTORCAR PARTS & ACCESSORIES, INC.


--------------------------------              ----------------------------------
BY: DAVID V. KARNEY
GENERAL PARTNER


DATED: _________________________              DATED: ___________________________

  [Exhibit A is a floor plan of the leased premises and adjacent parking area.]

                                    Exhibit B

         1. Upgrade power to meet Lessee's requirements not to exceed 3,000 AMPS, 277/480 volt 3 phase power, exact amount of power and location to be agreed upon by Lessor and Lessee.

         2. Complete installation of 400 watt metal halide light fixtures in balance of 2929 California Street and replace existing lighting at 2931 California Street with 400 watt metal halide lighting fixtures; both lighting grids to be the same as those existing at 2929 California Street.

         3. Construct additional restrooms to accommodate requirements for a total of 400 employees for the entire Premises, the location to be mutually agreed upon by the Lessor and Lessee per the approximate location indicated on the attached plan.

         4. Remove excess offices (both levels) in easterly side of 2929 California Street (see plan) and modify sprinklers and lighting to match existing high bay warehouse.

         5. Paint and recarpet remaining office areas at 2929 California Street after removing demountable partitions as shown on plan.

         6. Remove most of lab area in northeast side as agreed upon by Lessor and Lessee.

         7.  Add six (6) dock levelers at locations to be specified by Lessee.

         8. Reopen three (3) existing openings between 2929 and 2931 California Street.

         9. Patch and repaint existing east-west partition separating high bay space.

         10. Install fire sprinkler earthquake bracing in areas not already in compliance.




  [Exhibit B includes a floor plan depicting the planned tenant improvements.]

               [LETTERHEAD OF MOTORCAR PARTS & ACCESSORIES, INC.]


November 14, 1996

David V. Karney
12011 San Vicente Blvd., Suite 600
Los Angeles, California 90049

Re:      2929-31 California Street
         2727 Maricopa Street

Dear David:

At long last, attached please find four (4) executed Lease Addendums for the above-referenced property for your review and execution. We appreciate your patience while we have been finalizing various issues concerning our occupancy.

Based upon our recent walk-through of the property with Al Drake and further evaluation of our requirements, we would like to request that the following clarifications to Exhibit B be incorporated herein into the agreement for 2929-31 California Street.

1.       Restrooms
         ---------

         Paragraph 3 is hereby amended to reflect the parties agreement that the additional restrooms to be added shall be based upon a mutually
         agreeable   plan  to  be  prepared  by  Lessor  to   accommodate   code
         requirements for a total of 400 employees, said plan to include expanding the existing warehouse restrooms located near the southerly loading doors and expanding the existing office restrooms in 2929 California, in addition to new restrooms to be located in the warehouse area per the approximate location on the attached plan.

2.       Office Area
         -----------

         Since we do not yet have a final layout for our use of the office area in 2929 California Street, it is understood that Paragraph 4 of Exhibit B is hereby amended to reflect the parties agreement that Lessor and Lessee shall mutually agree to a final space plan for the office area that will provide for the removal of most of the demountable partitions in the office area and the addition of a lunchroom with sink and cabinets in a mutually agreeable location next to the existing restrooms. In addition, Lessee shall have the right to select paint and carpet specifications, and Lessee shall be responsible for the cost of any upgrade to paint and carpet above Lessor's building standard.

Letter to Mr. David V. Karney
November 14, 1996
Page Two


3.       Electrical Upgrade
         ------------------

         We have reviewed the proposed location for the new electrical service, as indicated on the attached plan (Exhibit B), and the parties agree that it shall be Lessor's responsibility for the cost of the electrical installation.

         We are appreciative of your patience and cooperation in concluding this transaction and we look forward to many years of future success in the properties. Please do not hesitate to contact me should you have any questions.

Best regards,



Richard Marks
President and Chief Operating Officer





Agreed to and accepted:


-----------------------
David V. Karney

                                       -2-